Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial information is based on the historical financial information of BRP Group, Inc. (“BRP Group” or the “Company”), Lanier Upshaw, Inc. (“Lanier”) and Highland Risk Services LLC (“Highland”), and has been prepared to reflect the acquisition of Lanier by Baldwin Krystyn Sherman Partners, LLC (“BKS”), a subsidiary of BRP Group, effective January 1, 2020 and the acquisition of Highland by BRP Insurance Intermediary Holdings, LLC (“BRP Intermediary”), a subsidiary of BRP Group, effective January 1, 2020 (collectively, the “Lanier and Highland Partnerships”).
BRP Group was formed as a Delaware corporation on July 1, 2019 and, as of September 30, 2019, had not conducted any activities other than those incident to its formation. The Reorganization Transactions (as defined below) and the preparation of our Prospectus as filed with the Securities and Exchange Commission occurred on October 25, 2019 (the “Prospectus”). As such, the following unaudited pro forma condensed consolidated financial information sets forth summary historical financial and other data of Baldwin Risk Partners, LLC (“BRP LLC”) for the periods presented.
The unaudited pro forma condensed consolidated statements of income (loss) for the year ended December 31, 2018 and the nine months ended September 30, 2019 give effect to (i) the Lanier and Highland Partnerships; (ii) the acquisition of Town and Country Insurance Agency, Inc. (“T&C Insurance”), Lykes Insurance, Inc. (“Lykes”) and Millennial Specialty Insurance LLC (“MSI”), which are referred to collectively as the “Significant Historical Businesses Acquired” and (iii) the Offering Adjustments (as defined below) as if each had occurred on January 1, 2018.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 gives effect to the Partnership adjustments and the Offering Adjustments (as defined below) as if the Lanier and Highland Partnerships and BRP Group's initial public offering of its Class A common stock completed on October 28, 2019 (the “Offering”) occurred on September 30, 2019.
The unaudited pro forma financial information has been prepared by our management and is based on BRP LLC’s historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma financial information below. The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X.
Our historical financial information as of and for the nine months ended September 30, 2019 has been derived from BRP LLC’s unaudited financial statements and accompanying notes included in BRP Group's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on December 2, 2019. Our historical financial information for the year ended December 31, 2018 has been derived from BRP LLC’s audited financial statements and accompanying notes included in our Prospectus.
The pro forma adjustments are based on available information and on assumptions that the Company believes are reasonable under the circumstances in order to reflect, on a pro forma basis, the impact of the relevant transactions on the historical financial information of BRP LLC. See the notes to unaudited pro forma financial information below for a discussion of assumptions made. The pro forma adjustments that were made represent only those transactions which are directly attributable to the Lanier and Highland Partnerships, the Offering (as defined below) and the Significant Historical Businesses Acquired, factually supportable and expected to have a continuing impact on our results of operations. The unaudited pro forma financial information does not purport to be indicative of our results of operations or financial position had the relevant transactions occurred on the dates assumed and does not project our results of operations or financial position for any future period or date.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements. In addition, the unaudited pro forma condensed consolidated financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:

•	audited historical consolidated financial statements of BRP Group for the year ended December 31, 2018, and the related notes included in the Company's Prospectus;

•
unaudited historical interim condensed consolidated financial statements of BRP Group as of, and for the nine months ended, September 30, 2019 and the related notes included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019;

•	audited historical financial statements of Lanier for the years ended December 31, 2019 and 2018, and the related notes included as exhibit 99.1 to this Current Report on Form 8-K; and

•	audited historical financial statements of Highland for the years ended December 31, 2019 and 2018, and the related notes included as exhibit 99.2 to this Current Report on Form 8-K.
The pro forma adjustments for the Lanier and Highland Partnerships and the acquisition of the Significant Historical Businesses Acquired are described in the notes to the unaudited pro forma condensed consolidated financial information, and principally include adjustments to the unaudited pro forma condensed consolidated statements of income (loss) to give effect to such acquisitions as if they occurred on January 1, 2018 and reflect pro forma adjustments to transaction expenses for such acquisitions.
The pro forma adjustments related to the Offering, which are referred to as the “Offering Adjustments,” are described in the notes to the unaudited pro forma condensed consolidated financial information, and principally include the following:

•
adjustments for a series of transactions entered into by BRP Group and BRP LLC to implement an internal reorganization (the “Reorganization Transactions”) and the entry into the Tax Receivable Agreement;

•
the issuance of 18,859,300 shares of our Class A common stock, including 2,459,300 shares pursuant to the underwriters’ over-allotment option that subsequently settled on November 26, 2019, to the purchasers in the Offering in exchange for net proceeds of approximately $246.2 million, after deducting underwriting discounts and commissions but before deducting offering expenses;

•
the application by BRP Group of the net proceeds from the Offering to acquire 14,000,000 newly-issued LLC Units from BRP LLC, 1,800,000 LLC Units from Lowry Baldwin, our Chairman, and 600,000 LLC Units from The Villages Invesco, LLC (“Villages Invesco”) at a purchase price per LLC Unit equal to the initial public offering price of Class A common stock after underwriting discounts and commissions, and the cancellation of the corresponding number of shares of Class B common stock;

•	the recognition of a noncontrolling interest in BRP LLC held by the owners of BRP LLC Units prior to the Offering (the “Pre-IPO LLC Members”);

•	the application by BRP LLC of a portion of the proceeds of the sale of LLC Units to BRP Group to pay fees and expenses of $4.8 million in connection with the Offering;

•	the application by BRP LLC of a portion of the proceeds of the sale of LLC Units to BRP Group to repay in full $88.4 million of related party debt; and

•	the grant of restricted shares of Class A common stock under our Omnibus Incentive Plan (“Incentive Plan”) in connection with the Offering.
As a result of the foregoing, immediately following the completion of the Offering, the ownership percentage represented by LLC Units held by noncontrolling interests will be 69.6%, and the net income attributable to LLC Units representing noncontrolling interests will accordingly be allocated 69.6% of BRP LLC’s net income upon completion of the Offering.
As a public company, the Company is implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. The Company expects to incur additional annual expenses related to these steps, including additional directors’ and officers’ liability insurance, director fees, reporting requirements of the Securities and Exchange Commission, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses. The Company has not included any pro forma adjustments relating to these expenses.
The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not intended to reflect the results of operations or the financial position of the consolidated company that would have resulted had the Lanier and Highland Partnerships been effective during the periods presented or the results that may be obtained by the consolidated company in the future. The unaudited pro forma condensed consolidated financial information as of and for the periods presented does not reflect future events that may occur after the Lanier and Highland Partnerships, including, but not limited to, synergies or revenue enhancements arising from the Lanier and Highland Partnerships. Future results may vary significantly from the results reflected in the unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2019

	Historical			Pro Forma Partnership Related Adjustments		Pro Forma Offering Adjustments		Pro Forma BRP Group, Inc.
(in thousands)	Baldwin Risk Partners, LLC	Lanier	Highland
	A	A	A					(1)
Assets
Current assets:
Cash and cash equivalents	$11,106	$4,619	$2,140	$(30,975)	B	$124,762	H	$111,652
Restricted cash	6,404	—	—	—		—		6,404
Premiums, commissions and fees receivable, net	45,235	3,497	12,258	—		—		60,990
Prepaid expenses and other current assets	5,664	55	51	—		(3,151)	I	2,619
Due from related parties	44	—	—	—		—		44
Total current assets	68,453	8,171	14,449	(30,975)		121,611		181,709
Property and equipment, net	2,794	142	—	—		—		2,936
Deposits and other assets	11,744	380	—	—		(6,324)	N	5,800
Deferred tax assets	—	—	—	—		—	M	—
Intangible assets, net	92,393	—	—	13,681	C	—		106,074
Goodwill	170,816	—	—	24,883	C	—		195,699
Total assets	$346,200	$8,693	$14,449	$7,589		$115,287		$492,218
Liabilities, Mezzanine Equity and Stockholders’/Members’ Equity (Deficit)
Current liabilities:
Premiums payable to insurance companies	$42,889	$3,524	$11,955	$—		$—		$58,368
Producer commissions payable	7,127	461	45	—		—		7,633
Accrued expenses and other current liabilities	13,216	179	1,250	—		—	M	14,645
Current portion of long-term debt	2,647	—	—	—		—		2,647
Current portion of contingent earnout liabilities	—	316	—	—		—		316
Total current liabilities	65,879	4,480	13,250	—		—		83,609
Tax Receivable Agreement liability	—	—	—	—		—	M	—
Revolving lines of credit	105,000	—	—	—		—		105,000
Related party debt	88,425	—	—	—		(88,425)	N	—
Long-term debt, less current portion	—	1,059	—	—		—		1,059
Contingent earnout liabilities, less current portion	32,497	—	—	2,387	D	—		34,884
Other liabilities	3,447	—	—	—		(1,729)	G	1,718
Total liabilities	295,248	5,539	13,250	2,387		(90,154)		226,270
Mezzanine equity:
Redeemable noncontrolling interest	82,608	—	—	—		(82,608)	G	—
Redeemable members’ capital	172,238	—	—	—		(172,238)	L	—
Stockholders’/members’ equity (deficit):
Members’ deficit	—	—	1	(1)	E	—		—
Class A common stock	—	1	—	3	E	190	K	194
Class B common stock	—	1	—	(1)	E	4	K	4
Notes receivable from stockholders/members	(240)	—	—	—		—		(240)
Additional paid-in capital	—	1,366	—	4,748	E	79,899	O	86,013
Retained earnings	(206,042)	9,940	1,198	(11,138)	F	204,120	P	(1,922)
Treasury stock	—	(8,154)	—	8,154	E	—		—
Noncontrolling interest	2,388	—	—	3,437	E	176,074	J	181,899
Total stockholders’/members’ equity (deficit)	(203,894)	3,154	1,199	5,202		460,287		265,948
Total liabilities, mezzanine equity and stockholders’/members’ equity (deficit)	$346,200	$8,693	$14,449	$7,589		$115,287		$492,218
__________

(1)
In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to (i) the Lanier and Highland Partnerships and (iii) the Offering Adjustments as if each had occurred on September 30, 2019.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	Historical					Transaction Adjustments
(in thousands, except per share data)	Baldwin Risk Partners, LLC	Lykes Ptnrshp (two months unowned)	MSI Ptnrshp (three months unowned)	Lanier Ptnrshp	Highland Ptnrshp	Lykes Ptnrshp		MSI Ptnrshp		Lanier Ptnrshp		Highland Ptnrshp		Offering Adjstmts		Pro Forma BRP Group, Inc.
	Q	Q	Q	Q	Q	Q		Q		Q		Q				(1)
Commissions and fees	$101,281	$2,825	$7,828	$6,756	$9,478	$—		$—		$—		$—		$—		$128,168

Operating costs and expenses:
Commissions, employee compensation and benefits	67,067	1,054	5,207	4,047	8,269	—		—		—		—		484	R	86,128
Operating expenses	16,711	262	470	1,512	399	(84)	V	(240)	V	—		—		—		19,030
Depreciation expense	460	—	9	25	—	—		—		—		—		—		494
Amortization expense	6,793	—	—	—	—	183	W	1,743	W	284	W	305	W	—		9,308
Change in fair value of contingent consideration	(3,222)	—	—	—	—	—		—		—		—		—		(3,222)
Total operating expenses	87,809	1,316	5,686	5,584	8,668	99		1,503		284		305		484		111,738
Operating income	13,472	1,509	2,142	1,172	810	(99)		(1,503)		(284)		(305)		(484)		16,430

Other income (expense):
Interest income (expense), net	(8,998)	—	—	(44)	1	(558)	X	(1,010)	X	—		—		3,911	S	(6,698)
Other income, net	5	—	—	97	14	—		—		—		—		—		116
Total other income (expense)	(8,993)	—	—	53	15	(558)		(1,010)		—		—		3,911		(6,582)
Income (loss) before income taxes	4,479	1,509	2,142	1,225	825	(657)		(2,513)		(284)		(305)		3,427		9,848
Income tax provision (benefit)	—	—	—	—	—	—		—		—		—		—	T	—
Net income (loss)	4,479	1,509	2,142	1,225	825	(657)		(2,513)		(284)		(305)		3,427		9,848
Net income (loss) attributable to non-controlling interest	3,873	—	—	—	—	—		(523)		(57)		(125)		3,686		6,854	U
Net income (loss) attributable to controlling interest	$606	$1,509	$2,142	$1,225	$825	$(657)		$(1,990)		$(227)		$(180)		$(259)		$2,994

Pro forma net income per share data: Y
Pro forma weighted-average shares of Class A common stock outstanding - basic and diluted																19,402
Pro forma net income available to Class A common stockholders per share - basic and diluted																$0.15
__________

(1)
In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to (i) the Lanier and Highland Partnerships, (ii) the Significant Historical Businesses Acquired and (iii) the Offering Adjustments as if each had occurred on January 1, 2018.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2018

	Historical						Transaction Adjustments
(in thousands, except per share data)	Baldwin Risk Partners, LLC	T&C Insurance Ptnrshp (four months unowned)	Lykes Ptnrshp	MSI Ptnrshp	Lanier Ptnrshp	Highland Ptnrshp	T&C Insurance Ptnrshp		Lykes Ptnrshp		MSI Ptnrshp		Lanier Ptnrshp		Highland Ptnrshp		Pro Forma Offering Adjstmts		Pro Forma BRP Group, Inc.
	Q	Q	Q	Q	Q	Q	Q		Q		Q		Q		Q				(1)
Commissions and fees	$79,880	$2,145	$11,590	$28,163	$8,304	$10,467	$—		$—		$—		$—		$—		$—		$140,549

Operating costs and expenses:
Commissions, employee compensation and benefits	51,654	1,925	7,500	20,181	5,274	9,554	—		—		—		—		—		968	R	97,056
Operating expenses	14,379	437	2,660	2,127	2,223	603	(14)	V	—		—		—		—		—		22,415
Depreciation expense	508	24	88	34	62	—	—		—		—		—		—		—		716
Amortization expense	2,582	50	147	—	—	—	63	W	549	W	6,974	W	371	W	1,053	W	—		11,789
Change in fair value of contingent consideration	1,228	—	—	—	—	—	—		—		—		—		—		—		1,228
Total operating expenses	70,351	2,436	10,395	22,342	7,559	10,157	49		549		6,974		371		1,053		968		133,204
Operating income	9,529	(291)	1,195	5,821	745	310	(49)		(549)		(6,974)		(371)		(1,053)		(968)		7,345

Other income (expense):
Interest income (expense), net	(6,625)	8	(1)	1	(87)	4	(781)	X	(3,157)	X	(4,134)	X	—		—		6,551	S	(8,221)
Other income (expense), net	(215)	—	118	—	181	—	—		—		—		—		—		—		84
Total other income (expense)	(6,840)	8	117	1	94	4	(781)		(3,157)		(4,134)		—		—		6,551		(8,137)
Income (loss) before income taxes	2,689	(283)	1,312	5,822	839	314	(830)		(3,706)		(11,108)		(371)		(1,053)		5,583		(792)
Income tax provision (benefit)	—	12	—	—	—	—	(12)		—		—		—		—		—	T	—
Net income (loss)	2,689	(295)	1,312	5,822	839	314	(818)		(3,706)		(11,108)		(371)		(1,053)		5,583		(792)
Net income (loss) attributable to non-controlling interest	3,313	—	—	—	—	—	—		—		(2,092)		(74)		(432)		(1,266)		(551)	U
Net income (loss) attributable to controlling interest	$(624)	$(295)	$1,312	$5,822	$839	$314	$(818)		$(3,706)		$(9,016)		$(297)		$(621)		$6,849		$(241)

Pro forma net loss per share data: Y
Pro forma weighted-average shares of Class A common stock outstanding - basic and diluted																			19,402
Pro forma net loss available to Class A common stockholders per share - basic and diluted																			$(0.01)
__________

(1)
In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to (i) the Lanier and Highland Partnerships, (ii) the Significant Historical Businesses Acquired and (iii) the Offering Adjustments as if each had occurred on January 1, 2018.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
1. Description of Partnerships
On December 17, 2019, BKS, a subsidiary of BRP Group entered into an Asset Purchase Agreement to acquire substantially all of the assets of Lanier for consideration consisting of $24.5 million in cash, 389,727 shares of Class A common stock, $0.01 par value per share, and a maximum potential contingent earnout consideration of $11.0 million. The acquisition became effective as of January 1, 2020.
In addition, on December 17, 2019, BRP Intermediary, a subsidiary of BRP Group, entered into an Asset Purchase Agreement to acquire substantially all of the assets of Highland for consideration consisting of $6.5 million of cash, 286,624 membership interests of BRP, LLC (and the corresponding 286,624 shares of BRP Group’s Class B common stock, par value $0.0001) and a maximum potential contingent earnout consideration of $2.5 million. The acquisition became effective as of January 1, 2020.
2. Basis of Presentation
The unaudited pro forma condensed consolidated financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of BRP LLC, Lanier and Highland. The acquisition method of accounting is based on the accounting guidance on business combinations and uses the fair value concepts defined in the accounting guidance on fair value measurements. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the acquisition method of accounting requires that the consideration transferred be measured at the date the acquisition is completed at its then-current market price. Accordingly, the assets acquired and liabilities assumed are recorded as of the acquisition date at their respective fair values and added to those of BRP LLC. The financial statements and reported results of operations of BRP Group issued after completion of the Lanier and Highland Partnerships will reflect these values. Prior periods will not be retroactively restated to reflect the historical financial position or results of operations of Lanier and Highland.
Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet are based on items that are directly attributable to the Lanier and Highland Partnerships and are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of income (loss) are based on items directly attributable to the Lanier and Highland Partnerships and financing transactions, factually supportable and expected to have a continuing impact on BRP Group. As a result, the unaudited pro forma condensed consolidated statements of income (loss) exclude acquisition costs and other costs that will not have a continuing impact on BRP Group, although these items are reflected in the unaudited pro forma condensed consolidated balance sheet.
The pro forma adjustments reflecting the Lanier and Highland Partnerships under the acquisition method of accounting are based on estimates and assumptions. The Company’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the Lanier and Highland Partnerships and that the pro forma adjustments give appropriate effect to those assumptions that are applied in the unaudited pro forma condensed consolidated financial statements.
Certain amounts in Lanier and Highland's historical balance sheet and statements of income have been conformed to BRP LLC's presentation.
3. Accounting Policies
Lanier and Highland are in the process of being integrated with the Company. This integration includes a review by BRP Group of Lanier and Highland's accounting policies. As a result of that review, BRP Group may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements. At this time, BRP Group is not aware of any differences that would have a material impact on the consolidated financial statements that have not been adjusted for in the pro forma financial information. Accounting policy differences may be identified after completion of the integration.

4. Purchase Price
The purchase price of the Lanier and Highland Partnerships is as follows:

Consideration Transferred (in thousands)	Lanier	Highland
Cash paid to owners	$24,475	$6,500
Class A common stock (389,727 shares)	6,119	—
Class B common stock (286,624 shares)	—	3,437
Fair value of contingent earnout consideration	1,599	788
Total consideration transferred	$32,193	$10,725
5. Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

A
BRP Group was incorporated as a Delaware corporation on July 1, 2019 and had no material assets or results of operations until the completion of the Offering and therefore its historical financial position is not shown in a separate column in this unaudited pro forma condensed consolidated balance sheet. This column represents the consolidated historical financial statements of BRP LLC, the predecessor for accounting purposes.

During January 2020, the Company entered into an asset purchase agreement to purchase certain assets and intellectual and intangible rights and assume certain liabilities of Lanier for cash consideration of $24.5 million and fair value of noncontrolling interest of $6.1 million. The Partnership was made to expand the Company’s private risk management business presence in Florida. The maximum potential contingent earnout consideration available to be earned by Lanier is $11.0 million.
During January 2020, the Company entered into an asset purchase agreement to purchase certain assets and intellectual and intangible rights and assume certain liabilities of Highland for cash consideration of $6.5 million and fair value of noncontrolling interest of $3.4 million. The Partnership was made to expand the Company’s specialty in the healthcare wholesale space. The maximum potential contingent earnout consideration available to be earned by Highland is $2.5 million.

B	Reflects the funding of the Lanier and Highland Partnerships, which consisted of cash of $24.5 million and $6.5 million paid to Lanier and Highland, respectively.

C
Reflects allocation of purchase price to record intangible assets and goodwill at their estimated fair value assuming the Lanier and Highland Partnerships occurred on September 30, 2019. Reflects the pro forma allocations to intangible assets, which include $6.3 million of purchased customer accounts for Lanier and $7.4 million of purchased customer account, carrier relationships and trade names for Highland. Reflects the pro forma allocations to goodwill, which include $22.7 million and $2.2 million related to the Lanier Partnership and the Highland Partnership, respectively. Management has performed a preliminary allocation of the purchase price to major assets and liabilities in the accompanying unaudited pro forma condensed consolidated financial statements based on estimates. The final allocation of purchase price may differ significantly from the pro forma amounts included herein.

D	Represents the pro forma adjustments to reflect the estimated contingent earnout consideration exchanged in the Lanier and Highland Partnerships.

E
Reflects the elimination of Lanier's historical stockholders' common stock, treasury stock and additional paid-in capital and Highland's historical members' capital, offset by the issuance of Class A common stock to Lanier and Class B common stock to Highland as a form of rollover equity consideration:

(in thousands)	Lanier	Highland
Eliminate Lanier's historical common stock, treasury stock and additional paid-in capital and Highland's historical members' capital	$6,786	$(1)
Record adjustment to Class A common stock for commons stock issuance	4	—
Record adjustment to Class B common stock for commons stock issuance	—	—
Record adjustment to additional paid-in capital for Class A common stock issuance	6,115	—
Record adjustment to noncontrolling interest for Class B common stock issuance	—	3,437
Total adjustments to common stock, treasury stock, additional paid-in capital, members' capital and noncontrolling interest	$12,905	$3,436

F	Reflects the elimination of Lanier and Highland's historical retained earnings at September 30, 2019.

G
Prior to the Offering, BRP LLC held an indirect controlling interest in a number of subsidiaries in which a noncontrolling interest was held by pre-acquisition owners or joint venture partners. Many of the noncontrolling interests represent redeemable equity and are classified in mezzanine equity in BRP LLC’s historical financial statements. BRP LLC consummated the Reorganization Transactions, pursuant to which BRP LLC issued LLC Units to equity holders of its subsidiaries in exchange for all of the equity interests in its subsidiaries not held by BRP LLC prior to such exchange. In addition, the BRP LLC agreement was amended and restated to, among other things, modify the BRP LLC capital structure by reclassifying the interests previously held by the Pre-IPO LLC Members into LLC Units. The LLC Units do not meet the definition of redeemable equity and were reclassified to permanent equity.

In addition, BRP Group issued Class A shares, subject to certain selling restrictions, to settle a portion of the obligation of BRP LLC under the advisor incentive and participation unit ownership plans, which is included within other liabilities on the unaudited pro forma condensed consolidated balance sheet.

(in thousands, except share and per share data)	Amount
Value of advisor incentive liability	$1,418
Value of participation unit ownership plan	311
Value of obligations settled in Class A common stock	1,729
Price per share	$14.00
Number of shares of Class A common stock	123,537

H
For purposes of the unaudited pro forma financial information, the Company has reflected the issuance of 18,859,300 shares of Class A common stock, which includes the underwriters' option to purchase 2,459,300 shares of Class A common stock at the initial offering price per share of $14.00.

(in thousands, except share and per share data)	Amount
Initial public offering price per share	$14.00
Shares of Class A common stock issued in the Offering	18,859,300
Gross proceeds	$264,030
Less: acquisition of LLC units from Lowry Baldwin and Villages Invesco	31,332
Less: underwriting discounts and commissions	17,822
Less: offering expenses (including amounts previously deferred)	4,840
Plus: offering expenses previously deferred (included above)	3,151
Net cash proceeds	213,187
Less: payment of long-term debt	88,425
Cash proceeds after paydown of debt	$124,762

I
The Company is deferring certain costs associated with the Offering, including certain legal, accounting and other related expenses, which have been recorded in prepaid expenses and other current assets on this unaudited pro forma condensed consolidated balance sheet. Upon completion of the Offering, these deferred costs will be charged against the proceeds from the Offering with a corresponding reduction to additional paid-in capital.

J
Upon completion of the Reorganization Transactions, BRP Group became the sole managing member of BRP LLC. Although BRP Group has a minority economic interest in BRP LLC, BRP Group has the sole voting interest in, and controls the management of, BRP LLC. As a result, BRP Group consolidates the financial results of BRP LLC and reports a noncontrolling interest related to the LLC Units held by the Pre-IPO LLC Members on its consolidated balance sheet. The computation of the noncontrolling interest following the consummation of the Offering, based on the initial public offering price of $14.00, is as follows:

	Units	%
Interest in BRP LLC held by BRP Group	18,859,300	30.4%
Noncontrolling interest in BRP LLC held by Pre-IPO LLC Members	43,188,235	69.6%
Total	62,047,535	100%

The computation of the pro forma Offering Adjustment to noncontrolling interest is below

(in thousands, except percentages)	Amount
Beginning members' deficit	$(206,042)
Member note receivable	(240)
Noncontrolling interest previously in subsidiaries of BRP LLC	2,388
Proceeds from the Offering, net of underwriting discounts	246,208
Purchase of units in BRP LLC from Lowry Baldwin and Villages Invesco	(31,332)
Offering expenses	(4,840)
Conversion of certain incentive plans to Class A common stock	1,729
Reclassification of mezzanine equity	254,846
Total members' equity	$262,717

Continuing members' economic interest in BRP LLC	69.6%

Noncontrolling interest upon completion of the Offering	$182,864
Write-off of deferred financing fees relating to noncontrolling interest post-Offering	(4,402)
Noncontrolling interest prior to effect of noncontrolling interest previously in subsidiaries	178,462
Less: noncontrolling interest previously in subsidiaries of BRP LLC	(2,388)
Noncontrolling interest pro forma Offering Adjustment	$176,074
Following the consummation of the Offering, the LLC Units held by the Pre-IPO LLC Members, representing the noncontrolling interest, will be redeemable at the election of the members, for shares of Class A common stock on a one-for-one basis.

K
In connection with the Offering, the Company issued 43,188,235 shares of Class B common stock with a par value of $0.0001 to the Pre-IPO LLC Members, on a one-to-one basis with the number of LLC Units they own, for nominal consideration. In addition, the Company issued 18,859,300 shares of Class A common stock with a par value of $.01 in connection with the Offering, inclusive of the underwriter's option to purchase 2,459,300 shares of Class A common stock and and 123,537 shares of Class A common stock to settle a portion of the obligation of BRP LLC under the advisor incentive and participation unit ownership plans, all of which were outstanding following the Offering.

L
Prior to the Offering two minority founders of BRP LLC held voting common units that required redemption upon death; however, the controlling founder had the unilateral right to effect a change in control with drag-along rights that terminate the redemption provision. The Company concluded that the controlling founder’s rights represent a conditional future event that scopes the two minority founders’ voting common units out of the guidance pertaining to mandatorily redeemable instruments. The voting common units of two minority holders also contained certain put and call rights in conjunction with termination at the greater of fair value or a floor; thus, the voting common units were presented in redeemable members’ capital in the consolidated balance sheet of BRP LLC. The Company consummated the Reorganization Transactions pursuant to which BRP LLC issued LLC Units to the two minority founding members to replace the previous voting common units. The LLC Units do not meet the definition of redeemable equity and were reclassified to permanent equity.

M
As part of the Reorganization Transactions, BRP Group entered into the Tax Receivable Agreement, pursuant to which BRP Group will pay to the Pre-IPO LLC Members 85% of the amount of cash savings, if any, in U.S. federal, state, and local income tax or franchise tax that it actually realizes (or is deemed to realize in certain circumstances) in periods after the Offering as (i) any increase in tax basis in BRP LLC’s assets resulting from (a) acquisitions by BRP Group of LLC Units from Lowry Baldwin, our Chairman, and Villages Invesco in connection with the Offering, (b) the acquisition of LLC Units using the net proceeds from any future offering, (c) redemptions or exchanges by the Pre-IPO LLC Members of LLC Units and the corresponding number of shares of Class B common stock for shares of our Class A common stock or cash or (d) payments under the Tax Receivable Agreement, and (ii) tax benefits related to imputed interest resulting from payments made under the Tax Receivable Agreement.

BRP Group is subject to U.S. federal income taxes, in addition to state, local and foreign taxes. The Company is required to evaluate the realizability of deferred tax assets. After considering the history of losses, as well as other available positive and negative evidence impacting the future realization of our deferred tax assets, the Company has concluded it is more likely than not the deferred tax assets arising from the Reorganization Transactions and the Offering will not be realized. Therefore, a valuation allowance has been recorded against all of these deferred tax assets. In turn, any liability under the Tax Receivable Agreement reflects the expected future realization of such tax benefits. Amounts payable under the Tax Receivable Agreement are contingent upon, among other things, (i) generation of sufficient future taxable income during the term of the Tax Receivable Agreement and (ii) future changes in tax laws. As a result, the unaudited pro forma condensed consolidated balance sheet does not reflect an adjustment for deferred taxes or the Tax Receivable Agreement obligation.

N
Reflects adjustments to related party debt and deferred financing costs from repayment in full of $88.4 million of related party debt and the write-off of $6.3 million of deferred financing costs relating to this debt, 69.6% of which, or $4.4 million, relates to noncontrolling interests and the remaining $1.9 million relates to controlling interest.

O    The computation of pro forma Offering Adjustment to additional paid-in-capital is below:

(in thousands)	Amount
Proceeds from offering net of underwriting discounts	$246,208
Purchase of units in BRP LLC from Lowry Baldwin and Villages Invesco	(31,332)
Offering expenses	(4,840)
Reclassification of members' deficit	(206,042)
Conversion of certain incentive plans to Class A common stock	1,729
Reclassification of mezzanine equity to Class B common stock	254,846
Reclassification of noncontrolling interest of BRP LLC to Class B common stock	2,388
Par value of Class A common stock	(190)
Par value of Class B common stock	(4)
Noncontrolling interest	(182,864)
Additional paid-in-capital pro forma Offering Adjustment	$79,899

P
The computation for pro forma accumulated deficit takes into account the portion related to the controlling interest of the write-off of deferred financing fees associated with the paydown of the related party debt, which occurred post-offering. The rollforward of the pro forma accumulated deficit is below:

(in thousands)	Amount
Beginning members' deficit	$(206,042)
Reclassification of members' deficit to additional paid-in capital in connection with the Offering	206,042
Write-off of deferred financing fees relating to controlling interest post-Offering	(1,922)
Accumulated deficit	$(1,922)
6. Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) Adjustments

Q
BRP Group was incorporated as a Delaware corporation on July 1, 2019 and had no material assets or results of operations until the completion of the Offering and therefore its historical financial position is not shown in a separate column in this unaudited pro forma condensed consolidated statements of income (loss). This column represents the consolidated financial statements of BRP LLC, the predecessor for accounting purposes.

During May 2018, the Company entered into an asset purchase agreement to purchase certain assets and intellectual and intangible rights and assume certain liabilities of T&C Insurance for cash of $14.4 million and fair value of contingent earnout consideration of $2.9 million. The Partnership was made to gain access to the Houston market and expand the Company’s presence in the private risk management, employee benefits, and commercial insurance distribution marketplace. As a result of the Partnership, the Company recognized goodwill in the amount of $13.8 million. The factors contributing to the recognition of the amount of goodwill are based on strategic benefits that are expected to be realized from acquiring T&C Insurance’s assembled workforce in addition to other synergies gained from integrating T&C Insurance’s operations into the Company’s consolidated structure.

During March 2019, the Company entered into an asset purchase agreement to purchase certain assets and intellectual and intangible rights and assume certain liabilities of Lykes for cash consideration of $36.0 million and fair value of noncontrolling interest of $1.0 million. The Partnership was made to expand the Company’s Middle Market business presence in Florida. As a result of the Lykes Partnership, the Company recognized goodwill in the amount of $28.7 million.
During April 2019, the Company entered into a securities purchase agreement with an unrelated third party to purchase certain assets and intellectual and intangible rights and assume certain liabilities of MSI for cash of $45.5 million, fair value of contingent earnout consideration of $25.6 million, fair value of noncontrolling interest of $31.0 million and a trust balance adjustment of $1.1 million. The Partnership was made to obtain access to certain technology and invest in executive talent for building and growing the MGA of the Future, and to apply its functionality to other insurance placement products, as well as to expand the Company’s market share in specialty renter’s insurance. MGA of the Future is a national renter’s insurance product distributed via sub-agent partners and property management software providers, which has expanded distribution capabilities for new products through the Company’s wholesale and retail networks. As a result of the MSI Partnership, the Company recognized goodwill in the amount of $53.8 million. The maximum potential contingent earnout consideration available to be earned by MSI is $61.5 million.
During January 2020, the Company entered into an asset purchase agreement to purchase certain assets and intellectual and intangible rights and assume certain liabilities of Lanier for cash consideration of $24.5 million and fair value of noncontrolling interest of $6.1 million. The Partnership was made to expand the Company’s private risk management business presence in Florida. The maximum potential contingent earnout consideration available to be earned by Lanier is $11.0 million.
During January 2020, the Company entered into an asset purchase agreement to purchase certain assets and intellectual and intangible rights and assume certain liabilities of Highland, a Specialty Partner, for cash consideration of $6.5 million and fair value of noncontrolling interest of $3.4 million. The Partnership was made to expand the Company’s specialty in the healthcare wholesale space. The maximum potential contingent earnout consideration available to be earned by Highland is $2.5 million.

R
This adjustment represents the total increase in compensation expense the Company expects to incur in conjunction with the completion of the Offering as a result of the grant of restricted stock units of Class A common stock that cliff-vest after four years under our Incentive Plan. This adjustment reflects compensation expense associated with this grant had it occurred on January 1, 2018.

S
Reflects an adjustment to interest expense from repayment in full of $88.4 million of related party debt using a portion of the proceeds from the Offering, which includes removing the pro forma interest related to related party debt as a result of the Significant Historical Businesses Acquired by BRP LLC.

T
BRP LLC has been, and will continue to be, treated as a partnership for U.S. federal and state income tax purposes. As such, income generated by BRP LLC will flow through to its partners, including BRP Group, and is generally not subject to tax at the BRP LLC level. Following the Reorganization Transactions, the Company will be subject to U.S. federal income taxes, in addition to state and local income taxes with respect to our allocable share of any taxable income of BRP LLC. A valuation allowance has been recorded against all deferred income taxes as management has concluded it is more likely than not the deferred tax assets arising from the Reorganization Transactions and the Offering will not be realized. As a result, the unaudited pro forma condensed consolidated statements of income (loss) reflect no adjustment to our income tax expense.

U
Upon completion of the Reorganization Transactions, BRP Group became the sole managing member of BRP LLC through the Amended LLC Agreement. The BRP LLC capital structure was modified by reclassifying the interests currently held by the Pre-IPO LLC Members into a single new class of non-voting common interest units. In addition, the Amended LLC Agreement provides for BRP Group to manage and operate the business and control the strategic decisions and day-to-day operations of BRP LLC. Although BRP Group has a minority economic interest in BRP LLC, BRP Group has the sole voting interest in, and controls the management of, BRP LLC. As a result, BRP Group consolidates the financial results of BRP LLC in accordance with the variable interest model under ASC 810-10 and reports a noncontrolling interest related to the LLC Units held by the Pre-IPO LLC Members on the consolidated statements of income (loss). The Company believes the variable interest model is appropriate because: (a) the governing provisions of BRP LLC are the functional equivalent of a limited partnership, which requires application of authoritative literature for limited partnerships; (b) BRP Group has a variable interest in BRP LLC via equity interest; and (c) BRP LLC meets the definition of a variable interest entity as Pre-IPO LLC Members do not hold substantive kick-out or participation rights. In addition, BRP Group is the primary beneficiary of BRP LLC because it holds a controlling financial interest in BRP LLC via the power to direct the activities that most significantly impact BRP LLC’s economic performance and the obligation to absorb losses and receive benefits from BRP LLC that could potentially be significant to BRP LLC. As a result, the Company consolidates the financial results of BRP LLC and reports a noncontrolling interest related to the LLC Units held by the Pre-IPO LLC Members on the consolidated statements of income (loss). Following the Offering (including the underwriters’ exercise of their over-allotment option), BRP Group owned 30.4% of the economic interest of BRP LLC and the Pre-IPO LLC Members owned the remaining 69.6% of the economic interest of BRP LLC. Net income (loss) attributable to noncontrolling interests represented 69.6% of the income (loss) before income taxes of BRP LLC upon completion of the Offering.

The computation of the pro forma income (loss) attributable to noncontrolling interest, following the consummation of the Offering, is as follows:

(in thousands, except percentages)	For the Nine Months Ended September 30, 2019	For the Year Ended December 31, 2018
Income before income taxes	$9,848	$(792)
Pre-IPO LLC Members economic interest in BRP LLC	69.6%	69.6%
Income (loss) attributable to noncontrolling interest	$6,854	$(551)

V
For the nine months ended September 30, 2019, reflects the pro forma adjustment to remove transaction expenses including due diligence and attorneys’ fees incurred in connection with the acquisitions of Lykes in March 2019 and MSI in April 2019.

For the year ended December 31, 2018, reflects the pro forma adjustment to remove transaction expenses including due diligence and attorneys’ fees incurred in connection with the acquisition of T&C Insurance in May 2018.

W
For the nine months ended September 30, 2019, reflects the pro forma adjustment to amortization expense related to purchased customer accounts recorded in connection with the acquisitions of Lykes in March 2019 and Lanier in January 2020; software, purchased carrier relationships, purchased distributor relationships, trade name, and purchased customer accounts of MSI in April 2019; and purchased carrier relationships, trade names, and purchased customer accounts of Highland in January 2020.

For the year ended December 31, 2018, reflects the pro forma adjustment to amortization expense related to purchased customer accounts recorded in connection with the acquisitions of T&C Insurance in May 2018, Lykes in March 2019 and Lanier in January 2020; software, purchased carrier relationships, purchased distributor relationships, trade name, and purchased customer accounts of MSI in April 2019; and purchased carrier relationships, trade names, and purchased customer accounts of Highland in January 2020.

The intangible assets acquired have the following useful lives:

Intangible Assets	Useful Life (in years)
Purchased customer accounts (T&C Insurance, Lykes and Lanier)	15
Purchased customer accounts (MSI)	5
Purchased customer accounts (Highland)	20
Software	5
Purchased carrier relationships (MSI)	20
Purchased carrier relationships (Highland)	0.75
Purchased distributor relationships (MSI)	20
Trade names (MSI and Highland)	5
Amortization expense over the next five years for each of the acquisitions as of September 30, 2019 is as follows:

	Amortization Expense Over the Next Five Years
(in thousands)	Year 1	Year 2	Year 3	Year 4	Year 5
Lykes	469	400	340	289	244
MSI	6,973	6,671	6,947	7,270	7,364
Lanier	384	392	400	408	417
Highland	417	423	419	374	354

X
For the nine months ended September 30, 2019, reflects the pro forma adjustment to interest expense related to the incremental debt borrowed in connection with the acquisitions of Lykes in March 2019 and MSI in April 2019. An adjustment was not made for the Lanier and Highland Partnerships, which were funded with cash on the balance sheet.

For the year ended December 31, 2018, reflects the pro forma adjustment to interest expense related to the incremental debt borrowed in connection with the acquisitions of T&C Insurance in May 2018, Lykes in March 2019 and MSI in April 2019. An adjustment was not made for the Lanier and Highland Partnerships, which were funded with cash on the balance sheet.

(in thousands)	For the Nine Months Ended September 30, 2019	For the Year Ended December 31, 2018
Interest on revolving lines of credit	$594	$2,923
Interest on related party debt	636	3,271
Pro forma cash interest expense	1,230	6,194
Amortization of capitalized debt issuance costs	338	1,878
Total pro forma interest expense	$1,568	$8,072

Y
Pro forma basic net income (loss) per share is computed by dividing the net income (loss) available to Class A common stockholders by the weighted-average shares of Class A common stock outstanding during the period. Pro forma diluted net income (loss) per share is computed by adjusting the net loss available to Class A common stockholders and the weighted-average shares of Class A common stock outstanding to give effect to potentially dilutive securities. The calculation of diluted net loss per share excludes 43,188,235 shares of Class B common stock that are convertible into Class A common stock under the “if-converted” method as the inclusion of such shares would be antidilutive to the periods presented. Shares of Class B common stock are not entitled to receive any distributions or dividends and are therefore not included in the computation of pro forma basic or diluted net loss per share. In addition, the Company granted 273,880 restricted stock units of Class A common stock under our Incentive Plan with an aggregate value of $3.8 million in connection with the Offering, each at an exercise price equal to the initial public offering price. Under the treasury stock method, assuming the restricted stock units were granted at the beginning of the period at an exercise price equal to $14.00 per share (the initial public offering price in the Offering), the effect of these restricted stock units is anti-dilutive and has therefore been excluded from the computations of pro forma diluted net income (loss) per share. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted net income (loss) per share.

(in thousands, except per share data)	For the Nine Months Ended September 30, 2019	For the Year Ended December 31, 2018
Pro forma basic and diluted net income (loss) per share
Numerator
Net income (loss)	$9,848	$(792)
Less: net income (loss) attributable to noncontrolling interest	6,854	(551)
Pro forma net income (loss) attributable to Class A common stockholders - basic and diluted	$2,994	$(241)

Denominator
Shares of Class A common stock held by Pre IPO LLC Members	153	153
Shares of Class A common stock sold in the Offering	18,859	18,859
Shares of Class A common stock issued to Lanier	390	390
Weighted-average shares of Class A common stock outstanding - basic and diluted	19,402	19,402

Pro forma basic and diluted net income (loss) per share	$0.15	$(0.01)